UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2007
Date of Report (Date of earliest event reported)

_________________

PAYPHONE WIND DOWN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-50712 (Commission File Number)	58-2131736 (IRS Employer Identification No.)

1490 Westfork Drive – Suite G • Lithia Springs, GA 30122
(Address of principal executive offices)     (Zip Code)

(770) 819-1600
(Registrant’s telephone number, including area code)

_________________

ETS PAYPHONES, INC.
(Former Name or Former Address, if Changed Since Last Report)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On February 9, 2007, Payphone Wind Down Corporation f/k/a ETS Payphones, Inc. (the “Company”) and Empire Payphones, Inc. (“Empire”) finalized the First Amendment to Asset Sale Agreement (the “Amendment”). Empire and the Company agreed that for purposes of the Asset Sale Agreement the closing date of the Asset Sale Agreement would be deemed to be as of December 31, 2006. The Amendment amended the Asset Sale Agreement, dated as of November 1, 2005, between the Company and Empire (as amended by the Amendment, the “Asset Sale Agreement”) to, among other things, specify that the remaining purchase price to be paid to the Company pursuant to the Asset Sale Agreement is $1,827,966 (the “Remaining Purchase Price”). The Amendment provides that the Remaining Purchase Price shall be in full and final satisfaction of the remaining unpaid amount of (i) the Purchase Price (as defined in the Asset Sale Agreement) remaining under the Asset Sale Agreement through December 31, 2006 and (ii) any Shortfall Advances (as defined in the Management Services Agreement, between the Company and Empire, dated as of November 1, 2005 (the “Management Services Agreement”) accrued through the December 31, 2006 pursuant to the Management Services Agreement.

          In addition, the Amendment provides that the Remaining Purchase Price will be paid to the Company as follows: (i) $802,966 will be paid to the Company in cash on the closing date of the Asset Sale Agreement and (ii) Empire will execute and deliver to the Company a secured promissory note (the “Promissory Note”) in favor of the Company in the aggregate principal amount of $1,025,000 (the “Principal Amount”) on the closing date of the Asset Sale Agreement. The Promissory Note provides that the Principal Amount will be paid to the Company in monthly installments beginning on the closing date of the Asset Sale Agreement with the last payment occurring on August 15, 2007. The Promissory Note contains a guaranty by Manhattan Telecommunications Corporation of certain obligations of Empire under the Promissory Note.

          As discussed below, on February 9, 2007, the Company finalized the Asset Sale Agreement and Empire issued the Promissory Note.

          This brief description of the Amendment and the Promissory Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Promissory Note, which are annexed hereto as Exhibits 10.1. and 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

          On February 9, 2007, the Asset Sale Agreement was finalized and the Company sold substantially all of its assets to Empire. Empire and the Company agreed that for purposes of the Asset Sale Agreement the closing date would be deemed to be effective as of December 31, 2006. The assets sold to Empire include the Company’s payphones and related equipment, miscellaneous equipment, furniture, fixtures, general supplies, computers, software, promotional materials, customer lists, tools and spare parts inventory used in the operation of the business (the "Sales Assets") contracts related to the Sale Assets, all of the Company’s’ interest in and to certain pay telephone numbers, the trade names, trademarks and other intellectual property. Pursuant to the terms of the Asset Sale Agreement, the Company received $802,966 in cash and the Promissory Note, dated as of December 31, 2006, from Empire in the principal amount of $1,025,000. In addition, the Company received $101,000 in cash representing the first two installment payments under the Promissory Note.

          As a result of the approval by the Company’s stockholders of the sale of substantially all of the assets of the Company and approval of the liquidation and dissolution of the Company following the closing of the sale, the Company changed its basis of accounting to the liquidation basis as of February 15, 2006 on a go forward basis. Consequently, the disclosure in this Form 8-K of pro forma financial information relating to the sale of substantially all of the assets of the Company would not provide meaningful information.

Item 3.03 Material Modification to Rights of Security Holders

Dissolution.

          As previously disclosed, at the Annual Meeting of Stockholders of the Company, the stockholders approved the liquidation and dissolution of the Company following the closing of the sale of substantially all of its assets. In order to accomplish the liquidation and dissolution of the Company, in accordance with the Delaware General Corporation Law, the Board of Directors of the Company has adopted a plan of dissolution. Pursuant to the plan of dissolution, on February 14, 2007, the Company filed a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) with the Delaware Secretary of State dissolving the Company. The Certificate of Dissolution is attached hereto as Exhibit 99.1.

          Once a corporation is dissolved under Delaware law, its existence is automatically continued for a term of three years, or for such longer period as the Delaware Court of Chancery directs, but solely for the purpose of winding down its business. The process of winding down includes: (1) the prosecution and defense of lawsuits, if any; (2) the settling and closing of any business; (3) the disposition and conveyance of any property; (4) the discharge of any liabilities; and (5) the distribution of any remaining assets to the stockholders.

          The Company is not currently conducting any business and its activities are limited solely to those incidental to effecting its dissolution, including the investment of any funds being held in reserve and the distribution of its remaining assets to its stockholders. After the consummation of the Asset Sale Agreement, the only remaining assets and properties of the Company are cash and certain receivables. Pursuant to the Asset Sale Agreement, the Company has reduced its number of employees significantly, with most employees being hired by Empire and other employees being terminated. Currently, only three directors, and three employees (two of which are directors) remain. The remaining staff will be principally engaged in dealing with the winding down and dissolution of the Company.

          Because of uncertainties such as the precise amount of the Company’s liabilities, the Company cannot predict with certainty the precise amount of the liquidation distribution to stockholders. However, the Company currently estimates that, after payment of expenses and reserving an amount believed to be sufficient for any contingent claims or obligations, it will distribute approximately $0.27 to 0.31 per share to stockholders. The Company has not established a firm timetable for distributions to its stockholders. However, the Board of Directors of the Company intends, subject to contingencies inherent in winding down the Company’s business, to make such distributions as promptly as practicable. The Company is unable to predict the precise timing. The timing of any distribution will depend on and could be delayed by, among other things, obstacles with claim settlements with creditors. Any delays could substantially diminish amounts available for distribution to our stockholders.

          As a result of contingent or unmature liabilities that may materialize or mature, dissolution and liquidation may not create value to the Company’s stockholders or result in any remaining capital for distribution to its stockholders. In addition, claims, liabilities and expenses during the winding down of the Company will continue to be incurred which will reduce the amount of assets available for distribution. Any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Closing Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of assignments by will, intestate succession or operation of law.

           Close of Stock Transfer Books

          Upon the filing of the Certificate of Dissolution with the State of Delaware, the Company ordered the transfer agent to close the stock transfer books to discontinue recording transfers of the Company’s common stock at the close of business on the Closing Date. As such no transfers of the Company’s common stock will be recorded except transfers as a result of assignments by will, intestate succession or operation of law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On February 12, 2007, the Company amended the certificate of incorporation of the Company to change the name of the Company to “Payphone Wind Down Corporation”. The Amendment to the Certificate of Incorporation is attached hereto as Exhibit 99.2.

           ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, INCLUDED IN THIS FORM 8-K, ARE, OR MAY BE DEEMED TO BE, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS (“CAUTIONARY STATEMENTS”) INCLUDE BUT ARE NOT LIMITED TO: THE UNCERTAINTY OF REGULATION, OUR DEPENDENCE ON THIRD PARTY SUPPLIERS, COMPETITION FROM OTHER TELECOMMUNICATIONS PROVIDERS, INCLUDING WIRELESS SERVICE COMPANIES, OTHER PAYPHONE PROVIDERS AND LONG DISTANCE CARRIERS, COMPETITIVE LOCAL EXCHANGE CARRIERS’ ACCESS TO LOCAL EXCHANGE CARRIERS’ NETWORKS, AND THE IMPACT OF TECHNOLOGICAL CHANGE. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON BEHALF OF THE COMPANY ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY SUCH CAUTIONARY STATEMENTS.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	PAYPHONE WIND DOWN CORPORATION By: /s/ Guy A. Longobardo Name: Guy A. Longobardo Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Asset Sale Agreement, dated as of December 31, 2006
10.2	Promissory Note, dated as of December 31, 2006
99.1	Certificate of Dissolution of Payphone Wind Down Corporation
99.2	Certificate of Amendment to the Certificate of Incorporation